UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers

On July 30, 2008, the Board of Directors of Vishay Intertechnology, Inc. was notified that Richard N. Grubb, the Company’s Chief Financial Officer, would be stepping down for “good reason” effective September 1, 2008, in connection with a change in the corporate finance and accounting function of the Company.

The Company has employment agreements with five of its executives, including Mr. Grubb. With the exception of the employment arrangement with Dr. Felix Zandman, Executive Chairman and founder of the Company, the executive employment agreements contain severance provisions providing generally for 3 years of compensation in the case of a termination without cause or a voluntary termination by the executive for “good reason” as defined in the employment agreement. Specifically, severance items include:

  salary continuation for three years, payable over three years;
  5,000 shares of common stock annually for three years;
  bonus for the year of termination;
  $1,500,000 lump sum cash payment. This payment replaces the annual deferred compensation credits and the annual bonus for the 3-year severance period; and
  lifetime continuation of executive’s life insurance and medical benefit up to $15,000 annual premium value.

The Company will record a charge in the third quarter of 2008 associated with Mr. Grubb’s termination.

As described in Item 5.02(c) below, the Company’s Board of Directors appointed Dr. Lior Yahalomi to be Chief Financial Officer and Ms. Lori Lipcaman to the newly created role of Chief Accounting Officer, effective September 1, 2008.

(c) Appointment of Certain Officers

On July 30, 2008, the Company’s Board of Directors appointed Dr. Lior Yahalomi to be Chief Financial Officer and Ms. Lori Lipcaman to the newly created role of Chief Accounting Officer, effective September 1, 2008.

Dr. Yahalomi has served as Vishay’s Corporate Senior Vice President, Mergers and Acquisitions since June 2006. Ms. Lipcaman has served as Vishay’s Corporate Senior Vice President, Operations Controller since 1998 and has been associated with Vishay since 1989.

The Company’s Compensation Committee intends to review the salary, bonus arrangement, and other incentives of both Dr. Yahalomi and Ms. Lipcaman at its next regularly scheduled meeting, and to negotiate formal employment agreements. The Company intends to file a copy or summary of the material terms of such arrangements promptly following their adoption.

Except as disclosed herein, Dr. Yahalomi was not selected pursuant to any arrangement or understanding between Dr. Yahalomi and any other person. There are no family relationships between Dr. Yahalomi and the directors or executive officers of the Company.

Except as disclosed herein, Ms. Lipcaman was not selected pursuant to any arrangement or understanding between Ms. Lipcaman and any other person. There are no family relationships between Ms. Lipcaman and the directors or executive officers of the Company.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99	Press release dated July 31, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2008

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Dr. Gerald Paul

Name: Dr. Gerald Paul
Title: President and Chief Executive Officer